Exhibit 10.23

UNLIMITED GUARANTY

TO:	HSBC Bank USA, National Association, a bank organized under the laws of the United States of America (the "Bank")

534 Broad Hollow Road, Melville, New York 11747

RE:	555 N Research Corporation, a New York corporation (the "Borrower")

To induce the Bank to make or continue to make loans, advances, or grant other financial accommodations to the Borrower, in consideration thereof and for loans, advances or financial accommodations heretofore or hereafter granted by the Bank to or for the account of the Borrower, the undersigned (the "Guarantor") absolutely and unconditionally guarantees the full and punctual payment to the Bank of all sums which may be presently due and owing and of all sums which shall in the future become due and owing to the Bank from the Borrower, whether direct or indirect, whether as a borrower, guarantor, surety or otherwise, including, without limitation, interest, attorneys' fees and other amounts accruing after the filing of a petition in bankruptcy by or against Borrower, notwithstanding the discharge of Borrower from such obligations, together with all costs and expenses incurred by the Bank in connection with such obligations, this Unlimited Guaranty (this "Guaranty") and the enforcement thereof, and also guarantees the due performance by the Borrower of all its obligations under all other present and future contracts and agreements with the Bank, including, without limitation, all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions and currency options. This is a guaranty of payment and not collection.

The Guarantor also agrees:

(1)

to indemnify and hold the Bank and any Bank Affiliate (as hereinafter defined) and their directors, officers, employees, agents and attorneys harmless from and against all claims, obligations, demands and liabilities, by whomsoever asserted, and against all losses in any way suffered, incurred or paid as a result of or in any way arising out of or following or consequential to transactions with the Borrower, except for any claim arising out of the gross negligence or willful misconduct of the Bank;

(2)

that this Guaranty shall not be impaired by any modification, supplement, extension, renewal or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, increase, decrease, release or other alteration of any of the obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatsoever with the Borrower or anyone else, all of which may be done without notice to or consent by the Guarantor;

(3)

that the liability of the Guarantor hereunder is direct and unconditional and due immediately upon default of the Borrower without demand or notice and without requiring the Bank first to resort to any other right, remedy or security;

(4)

that Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever until the Bank is indefeasibly paid in full, nor any right of recourse to security for the debts and obligations of the Borrower to the Bank;

(5)	that the liability of the Guarantor is unlimited and shall be joint and several with the liabilities of any other guarantors;

(6)

that if the Borrower or the Guarantor or any other guarantor should at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or the Guarantor, or any other guarantor of the obligations guaranteed hereby, any and all obligations of the Guarantor shall be immediately due and payable without notice;

(7)

that the Bank’s books and records showing the account between the Bank and the Borrower shall be admissible in any action or proceeding, shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute conclusive proof thereof;

(8)	that this Guaranty is, as to the Guarantor, a continuing Guaranty that shall remain effective under successive transactions until expressly terminated as hereinafter provided;

(9)

that this Guaranty may be terminated as to the Guarantor only by giving the Bank prior written notice by registered or certified mail to the address of the Bank listed above, and thereupon this Guaranty shall terminate with respect to Guarantor only after the date of receipt of such notice by the Bank, which shall then be the effective date of termination, and that such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect rights and obligations arising out of transactions or indebtedness or extensions or renewals thereof having their inception prior to such date, including renewals, extensions, modifications and refinancings of such prior transactions, or arising out of extensions of credit made pursuant to a commitment previously made by the Bank;

(10)	that the termination or dissolution of Guarantor shall not effect the termination of this Guaranty as to Guarantor;

(11)	that termination, release or limitation of any guaranty of the obligations guaranteed hereby by any other guarantor shall not affect the continuing liability hereunder of the Guarantor;

(12)

that nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full indefeasible payment and performance of all of the Borrower's debts and obligations to the Bank with interest and costs of collection, and the Bank may apply any amounts received in payment from the Borrower or the Guarantor as the Bank so elects;

(13)

that this Guaranty shall not be affected by the illegality, invalidity or unenforceability of the obligations guaranteed, by any fraudulent, illegal or improper act by the Borrower, the legal incapacity or any other defense of the Borrower, the Guarantor or any other person obligated to the Bank consequential to transactions with the Borrower nor by the invalidation, by operation of law or otherwise, of all or any part of the obligations guaranteed hereby, including but not limited to any interest accruable on the obligations guaranteed hereby during the pendency of any bankruptcy or receivership proceeding of the Borrower;

(14)

that any and all present and future debts and obligations of the Borrower to Guarantor are hereby waived and postponed in favor of and subordinated to the full indefeasible payment and performance of all present and future debts and obligations of the Borrower to the Bank;

(16)

that if at any time payment of all or any part of the obligations guaranteed hereunder is rescinded or otherwise must be restored by the Bank to the Borrower or to the creditors of the Borrower or any representative of the Borrower or representative of the Borrower's creditors as a voidable preference or fraudulent transfer or conveyance upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or to the creditors of the Guarantor or any representative of the Guarantor or representative of the creditors of Guarantor upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, as though such payments had not been made, and shall survive as an obligation of the Guarantor, and shall not be discharged or satisfied by said payment or payments, notwithstanding the return of the original of this Guaranty to the Guarantor or to the Borrower, or any other apparent termination of Guarantor’s obligations hereunder;

(17)

that any rights and remedies available to the Bank under this Guaranty or any other guaranty, instrument or agreement are cumulative, and not exclusive of any rights and remedies otherwise available to the Bank at law or in equity;

(18)

that the Bank’s delay or omission in exercising any of the Bank’s rights and remedies shall not constitute a waiver of these rights and remedies, nor shall the Bank’s waiver of any right or remedy operate as a waiver of any other right or remedy available to the Bank. The Bank’s waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall this be considered to be a continuing waiver;

(20)

Guarantor agrees to pay any and all expenses incurred by the Bank in enforcing any rights under this Guaranty or in defending any of its rights or any amounts received hereunder. Without limiting the foregoing, Guarantor agrees that whenever any attorney is used by the Bank to obtain payment hereunder, to advise it as to its rights, to adjudicate the rights of the parties hereunder or for the defense of any of its rights or amounts received hereunder, the Bank shall be entitled to recover all attorneys' fees, court costs, and expenses attributable thereto;

(21)

Guarantor acknowledges and agree that any acknowledgement, new promise, payment of principal or interest or other act by the Borrower or others with respect to any claim, obligation, demand or liability of the Borrower shall be deemed to be made as agent for the Guarantor;

(22)

that this Guaranty incorporates all discussions and negotiations between the Bank and the Guarantor concerning the guaranty and indemnification provided by the undersigned hereby, and that no such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof, there are no preconditions to the effectiveness of this Guaranty and that no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed and acknowledged by the Bank’s duly authorized officer;

(24)

that the Guarantor will deliver the financial statements and financial information required under Section 1.11 of the Fee and Leasehold Mortgage and Security Agreement Agreement made by the Borrower in favor of the Bank in the original principal amount of $10,387,500 of even date herewith, and the Guarantor represents and warrants the accuracy of any information contained therein and hereby agree not to encumber or transfer any assets listed on any financial statements without the Bank’s prior consent.

Guarantor waives: notice of acceptance hereof, presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Guarantor might otherwise be entitled; and any and all defenses, including without limitation, any and all defenses which the Borrower or any other party may have to the fullest extent permitted by law, any defense to this Guaranty based on impairment of collateral or on suretyship defenses of every type; any right to exoneration or marshaling.  To the maximum extent permitted by law, Guarantor waives and terminates any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead law, including without limitation, Section 5206 of the Civil Practice Law and Rules of New York.  To the extent that it lawfully may, Guarantor hereby further agrees not to invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Guaranty or otherwise respecting the guaranteed obligations, and to the extent that it lawfully may do so, the Guarantor hereby irrevocably waives the benefits of all such laws.  Except as otherwise provided by applicable law, the Bank shall have no duty as to the collection or protection of any collateral, if any, securing the guaranteed obligations beyond the safe custody thereof.

Guarantor will from time to time execute and deliver to the Bank, and take or cause to be taken, all such other further action as the Bank may request in order to effect and confirm or vest more securely in the Bank all the rights contemplated in this Guaranty (including, without limitation, to correct clerical errors) or respecting any of the obligations guaranteed hereby or to comply with applicable statute or law.

The term "Bank Affiliate" as used in this Guaranty shall mean any "Affiliate" of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s).  The term "Affiliate" shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above.  For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.  Control may be by ownership, contract, or otherwise.

This Guaranty shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof, shall be binding upon the heirs, executors, administrators, successors and assigns of the Guarantor and shall inure to the benefit of the Bank’s successors and assigns.

If any provision of this Guaranty is found to be invalid, illegal or unenforceable, the validity of the remainder of the Guaranty shall not be affected.

GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF, COUNTERCLAIM OR CROSS-CLAIM OF ANY NATURE OR DESCRIPTION, AND OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

The Bank is authorized to fill in any blank spaces and to otherwise complete this Guaranty and correct any patent errors herein.

Guarantor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Guaranty.  Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  Guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Guarantor’s address shown below or as notified to the Bank and (ii) by serving the same upon the Guarantor in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Guarantor.

GUARANTOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED.  GUARANTOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

PARTIES AGREE THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY A PARTY OTHER THAN THE BANK, AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY PARTY OTHER THAN THE BANK, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES.  Bank may elect to require arbitration of any Dispute with the other party without thereby being required to arbitrate all Disputes between Bank and the other party.  Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA").  In the event of any inconsistency between such Rules and this arbitration provision, this provision shall supersede such Rules.  All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this provision.  In any arbitration proceeding subject to this provision, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication.  In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party.  Judgment upon the award rendered may be entered in any court having jurisdiction.  Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in this section.  No provision of, nor the exercise of any rights under this provision shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the UCC, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver.  The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right.  Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Bank of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the UCC or otherwise as permitted by applicable law, notwithstanding any such exercise by Bank. Whenever an arbitration is required under this section, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA.  A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience.  Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks).  In the event of any Dispute governed by this section, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees.  The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

This Unlimited Guaranty is executed and dated as of November ___, 2017.

Guarantor:

CVD EQUIPMENT CORPORATION

By:__________________________________

Glen Charles

Chief Financial Officer

Address of Guarantor:

355 South Technology Drive

Central Islip, New York 11722

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the __ day of November in the year 2017, before me, the undersigned, a Notary Public in and for said State, personally appeared Glen Charles, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed instrument.

Notary Public